Exhibit 1.1

Execution Version
enCore Energy Corp.
Common Shares
Controlled Equity OfferingSM
Sales Agreement
August 13, 2026
Cantor Fitzgerald Canada Corporation
181 University Avenue, Suite 1500
Toronto, Ontario
M5H 3M7
On behalf of the Canadian sales agents
Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York 10022
On behalf of the U.S. sales agents
Ladies and Gentlemen:
enCore Energy Corp., a corporation existing under the laws of British Columbia (the “Company”), confirms its agreement (this “Agreement”) with Cantor Fitzgerald Canada Corporation (the “Canadian Lead Agent”) and Cantor Fitzgerald & Co. (the “U.S. Lead Agent” and, together with the Canadian Lead Agent, “Lead Agents” and individually, a “Lead Agent”), the agents listed on Schedule 1(I) (the “U.S. Agents”) and the agents listed on Schedule 1(II) (the “Canadian Agents” and, together with the Lead Agents and the U.S. Agents, the “Agents,” and each, an “Agent”) with respect to the issuance and sale from time to time by the Company of common shares of the Company (the “Common Shares” and the Common Shares to be issued and sold by the Company pursuant to the terms hereof, the “Shares”), having an aggregate offering price of up to $250,000,000 (the “Maximum Amount”) through the Agents, as sales agents, during the term of this Agreement and on the terms and subject to the conditions set forth in this Agreement.
All dollar amounts referenced herein are expressed in United States dollars unless otherwise specifically indicated. When determining the aggregate value of the Shares sold, the Company will use the exchange rate posted by the Bank of Canada on the date the applicable Shares were sold to determine the United States dollar equivalent of any Shares sold in consideration for Canadian dollars, provided that if such date is not a date when the Bank of Canada Ottawa Head Office is open for business and no exchange rate is posted by the Bank of Canada, the Company will use the exchange rate posted on the most recent prior day on which the Bank of Canada Ottawa Head Office is open for business.
1.Representations and Warranties. The Company represents and warrants to, and agrees with, the Agents as of the date hereof, each Representation Date (as defined herein), each Time of Sale (as defined herein) and each Settlement Date (as defined herein) as follows:
(a)Compliance with Canadian Laws and Regulations. The Company meets the eligibility requirements to use the rules and procedures established under National Instrument 44-101 Short Form Prospectus Distributions and Companion Policy 44-101CP, National Instrument 44-102 Shelf Distributions (“NI 44-102”) and Companion Policy 44-102CP as extended, varied or amended, for the distribution of securities on a continuous or delayed basis (the “Shelf Procedures”) and to file a short form prospectus with the securities regulatory authorities (the “Canadian Qualifying Authorities”) in each of the provinces and territories of Canada (the “Canadian

Qualifying Jurisdictions”); the Company has prepared and filed a short form base shelf prospectus (the “Canadian Base Prospectus”) with the Canadian Qualifying Authorities utilizing the passport system procedures provided for under Multilateral Instrument 11-102 Passport System and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions and has obtained a receipt from the British Columbia Securities Commission (a “Receipt”) evidencing the receipt on behalf of the Canadian Qualifying Authorities for the Canadian Base Prospectus and exemptive relief from the Autorité des marchés financiers with respect to certain French language translation requirements (as described in the Canadian Base Prospectus); there are no: (i) reports or information that in accordance with the requirements of Canadian Securities Laws (as defined herein) must be made publicly available in connection with the offering as at the date hereof that have not been made publicly available as required; or (ii) orders preventing or suspending the use of the Canadian Prospectus (as defined herein), preventing the distribution of the Shares or cease trade orders that have been issued by any Canadian Qualifying Authority and no proceeding for that purpose has, to the Company’s knowledge, been initiated or threatened by any Canadian Qualifying Authority. At each Time of Sale (as defined below) and each Settlement Date (as defined below), (i) the Canadian Prospectus, as amended or supplemented, will comply in all material respects with the Canadian Securities Laws, (ii) the Canadian Prospectus, as amended or supplemented, will not contain any misrepresentation, as defined under Canadian Securities Laws, (iii) the Canadian Prospectus, as amended or supplemented, will constitute full, true and plain disclosure of all material facts relating to the Shares, the Subsidiaries (as defined below) and the Company, and (iv) the Canadian Prospectus, as amended or supplemented, will not omit a material fact which is necessary to make the information and statements contained therein not misleading in light of the circumstances in which they were made. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Canadian Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Agents expressly for use therein. To its knowledge, except as disclosed in the Registration Statement, or included or incorporated in the Canadian Prospectus, the Company is not a “related issuer” or “connected issuer” (as those terms are defined in National Instrument 33-105 – Underwriting Conflicts of the Canadian Securities Administrators) of any of the Agents. With respect to the Shares, “Canadian Prospectus” means the Canadian Base Prospectus, including all documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, including but not limited to, Designated News Releases (as defined herein) and the prospectus supplement relating to the offering of the Shares (the “Canadian Prospectus Supplement”) to be filed by the Company with the Canadian Qualifying Authorities in accordance with Canadian Securities Laws; and “Designated News Release” means a news release disseminated by the Company in respect of previously undisclosed information that, in the Company’s determination, constitutes a material fact (as such term is defined in Canadian Securities Laws) and identified by the Company as a “designated news release” in writing on the face page of the version of such news release that is filed by the Company on SEDAR+ (as defined herein). The Canadian Prospectus Supplement shall provide that any and all Designated News Releases shall be deemed to be incorporated by reference in the Canadian Base Prospectus only for the purposes of the distribution of the Shares.
(b)Registration Requirement Compliance. The Company has filed a Registration Statement on Form S-3 (File No. 333-296905), including a base prospectus relating to certain securities, including the Common Shares, to be issued from time to time by the Company (the “U.S. Base Prospectus”); such registration statement was declared effective under the Securities Act of 1933, as amended (the “Act”); the conditions for the use of Form S-3 and such registration statement meets, and the offering and sale of the Shares as contemplated hereby comply with Rule 415 under the Act (including without limitation, Rule 415(a)(5)); no stop order, cease trade or any order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission (the “Commission”); such registration statement, including all exhibits thereto and the documents incorporated by reference therein at the time such registration statement and any post-effective amendment thereto initially became effective or becomes effective (the “Effective Date”) and including the information, if any, contained in a prospectus filed with the Commission pursuant to Rule 424(b) of the Act or pursuant to Rule 430A, 430B or 430C under the Act, and documents incorporated by reference that the Company will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter collectively called the “Registration Statement”; with respect to the Shares, “U.S. Prospectus” means the U.S. Base Prospectus as supplemented by the prospectus supplement relating to the offering of the Shares that is filed with the Commission pursuant to Rule 424(b) under the Act in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) (the “U.S. Prospectus Supplement”); any reference herein to the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus Supplement, the U.S. Prospectus, the Canadian Base Prospectus, the Canadian Prospectus Supplement or the Canadian Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; any reference to any amendment or supplement to the Registration Statement, the U.S. Base Prospectus, U.S. Prospectus Supplement or U.S. Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document filed with the Commission deemed to be incorporated by reference therein; “Prospectuses” means, collectively, the Canadian Prospectus and the U.S. Prospectus; and “Prospectus Supplements” means, collectively, the Canadian Prospectus Supplement and the U.S. Prospectus Supplement.

(c)Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii)  at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (iii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (iii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an “ineligible issuer”.
(d) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (as defined herein), as of its issue date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or include any information that conflicted with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Agents and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing shall not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Agent about the Agent specifically for use therein.
(e)Incorporated Documents. The documents incorporated by reference in the Canadian Prospectus when they were filed with the Canadian Qualifying Authorities conformed in all material respects to the requirements of Canadian securities laws, including the applicable rules and regulations under such laws, and together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the Canadian Qualifying Authorities in each of the Canadian Qualifying Jurisdictions (collectively, the “Canadian Securities Laws”); the documents included or incorporated by reference in the Registration Statement, the U.S. Prospectus and the applicable Issuer Free Writing Prospectus(es), if any, at or prior to, as applicable, the date hereof, the Representation Date, the Time of Sale or the Settlement Date (as defined below), taken together (collectively, the “Disclosure Package”), when they were filed (or, if any amendment with respect to such document was filed, when such amendment was filed), conformed or will conform in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Canadian Prospectus, the Registration Statement, the Disclosure Package and the U.S. Prospectus, when such documents are filed with the Canadian Qualifying Authorities or the Commission, will conform in all material respects to the requirements of Canadian Securities Laws or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable. The documents included or incorporated by reference in the Registration Statement, when filed with the Commission, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document based upon and in conformity with written information furnished to the Company by any Agent about the Agent specifically for use therein.
(f)Disclosure Conformity. On the Effective Date of the Registration Statement and any post-effective amendment thereto, the Registration Statement conformed or will conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission under the Act; as of the date hereof, the date the U.S. Prospectus is first filed, at the time of each sale of any Shares pursuant to this Agreement (the “Time of Sale”), at each Representation Date and at each Settlement Date, the U.S. Prospectus conformed or will conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission under the Act; on the date each was first filed, the Canadian Base Prospectus and the Canadian Prospectus Supplement did, and as of the date hereof, at each Time of Sale, at each Representation Date and at each Settlement Date, the Canadian Prospectus will, conform in all material respects with the applicable requirements of Canadian Securities Laws and the rules and regulations of the Canadian Qualifying Authorities under Canadian Securities Laws; and the Registration Statement, as of the date hereof and as of the Effective Date, did not, and at each Time of Sale, at each Representation Date and at each Settlement Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Canadian Prospectus will not, as of its date, as of the date hereof, at each Time of Sale, at each Representation Date and at each Settlement Date, contain a misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for inclusion in the Registration Statement, U.S. Prospectus or the Canadian Prospectus.

(g)Organization and Qualification. The Company and each of its Material Subsidiaries (as defined below) (i) are duly organized, validly existing and in good standing (where such concept is recognized) under the laws of their respective jurisdictions of organization; (ii) are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, (iii) have all corporate or similar power and authority necessary to own, lease or operate their respective properties and to conduct their respective businesses as described in the Registration Statement, the Prospectuses and the Disclosure Package (and any amendment or supplement thereto), except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect” means the effect resulting from any event, fact, circumstance, development, occurrence or state of affairs that is materially adverse to the business, assets (including intangible assets), affairs, operations, earnings, properties, condition (financial or otherwise) or results of operations of the Company and any of the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.
(h)Subsidiaries. The subsidiaries of the Company listed in Schedule 3(I) (collectively, the “Material Subsidiaries” and each, a “Material Subsidiary”), include all of the Company’s material subsidiaries as of the date hereof, and the subsidiaries of the Company listed in Schedule 3(II) (collectively, the “Subsidiaries” and each, a “Subsidiary”), include all of the Company’s subsidiaries as of the date hereof. Except for the Subsidiaries, investments in other issuers or as otherwise described in the Registration Statement, the Prospectuses and the Disclosure Package (and any amendment or supplement thereto), the Company does not beneficially own or exercise control or direction over the securities of any person. Except as otherwise described in the Registration Statement, the Prospectuses and the Disclosure Package (and any amendment or supplement thereto), the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of all encumbrances. Except as otherwise described in the Registration Statement, the Prospectuses and the Disclosure Package (and any amendment or supplement thereto), all the equity interests of the Subsidiaries and the Joint Venture Entities (as defined below) held by the Company have been validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Other than the relevant partnership, shareholder and/or joint venture agreement with respect to its Subsidiaries or Joint Venture Entities or, with respect to capital of the Company, as otherwise described in the Registration Statement, the Prospectuses and the Disclosure Package (and any amendment or supplement thereto), no person has any agreement, option, right or privilege (whether present or future, contingent or absolute, pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company or any of the Subsidiaries of any interest in any of the shares or for the issue or allotment of any unissued shares in the capital of the Subsidiaries or Joint Venture Entities or any other security convertible into or exchangeable for any such shares. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Company to sell, transfer or otherwise dispose of any securities of the Subsidiaries. The following Subsidiaries are inactive and do not hold any material assets or liabilities, nor carry on any business or operations as of the date hereof: (i) Azarga Resources Limited and (ii) Azarga Resources Canada Ltd. “Joint Venture Entity” means each person or body corporate, howsoever constituted in any jurisdiction, which is an owner or operator of any of the Material Properties, including, to the extent applicable, the Company, provided that any representation or warranty of the Company in this Agreement relating to Joint Venture Entities other than the Company shall be deemed to be limited to only apply in respect of the Alta Mesa Uranium Project, the Dewey Burdock Project, the Gas Hills Project and the Rosita Project (collectively, the “Material Properties”).
(i)Capitalization. All the outstanding Common Shares have been duly and validly authorized, created, allotted and issued and are fully paid and non-assessable and not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; the Common Shares conform in all material respects to the descriptions thereof contained in the section titled “Description of Common Shares” in the Registration Statement, the Disclosure Package and the Prospectuses.
(j)Existing Instruments. There is no contract, agreement or other document of a character required to be described in the Canadian Prospectus, the Registration Statement or the U.S. Prospectus, or to be filed as an exhibit thereto or filed therewith, which is not described therein or filed or incorporated by reference as required; and the statements in the Registration Statement, the Canadian Base Prospectus, the Canadian Prospectus, the Disclosure Package or the U.S. Prospectus under the headings “Certain Canadian Federal Income Tax Considerations for Non-Residents of Canada”, “Material U.S. Federal Income Tax Consequences”, and “Description of Common Shares”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.
(k)Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity

(regardless of whether enforceability is considered in a proceeding in equity or at law); the Shares have been duly authorized and, when the Shares are issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, such Shares will have been duly and validly created, allotted and issued as fully paid and non-assessable, and the Shares will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectuses and the Disclosure Package with respect to the Shares.
(l)Investment Company Act. Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Registration Statement, the Prospectuses and the Disclosure Package under the heading “Use of Proceeds,” will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.
(m)Registration Rights. Except as otherwise described in the Registration Statement, the Prospectuses and the Disclosure Package (and any amendment or supplement thereto), there are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a prospectus under Canadian Securities Laws or a registration statement under the Act with respect to Common Shares owned or to be owned by such person or (ii) require the Company to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.
(n)Governmental Authorization and Absence of Further Requirements. No consent, approval, authorization, or filing with or order of any Governmental Authority (as defined herein) is required in connection with the transactions contemplated herein or the consummation of the transactions contemplated by this Agreement or for the issuance, offering or sale of the Shares, except such as (1) have already been obtained, (2) may be required under all applicable securities laws, including Canadian Securities Laws and applicable U.S. state and federal securities laws (the “Applicable Securities Laws”), (3) may be required by The Nasdaq Capital Market LLC (“Nasdaq”) or the TSX Venture Exchange (the “TSXV”) (collectively, the “Exchanges”) and (4) the failure of which to obtain or make would not result in a Material Adverse Effect or affect the ability of the Company and the Agents to effect the transactions contemplated hereby. No approval of the Company’s shareholders is required in connection with the transactions contemplated herein. For purposes of this Agreement, “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.
(o)Consents and Permits. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, the Company and its Subsidiaries possess all licenses, concessions, certificates, permits, registrations and other authorizations issued by the appropriate federal, state, provincial, regional or foreign Governmental Authorities necessary to conduct their respective businesses as presently conducted (“Permits”), except for those Permits the failure of which to possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits and are in compliance with the terms and conditions of all such Permits, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, in each case, except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package. All Permits are valid and in full force and effect, except where the invalidity of such Permits or failure of such Permits to be in full force and effect would not have a Material Adverse Effect.
(p)Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Prospectuses and the Disclosure Package, except as may otherwise be stated therein or contemplated thereby, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement, the Prospectuses and the Disclosure Package.
(q)No Default and Conflict Absence. The execution, delivery and performance by the Company of this Agreement, the issuance, offering or sale of the Shares and the consummation of the transactions contemplated herein do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii)

conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination or acceleration (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument evidencing a Company or Subsidiary debt to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Subsidiary is subject (including Applicable Securities Laws), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Required Approvals” means any and all consents, approvals, authorizations, orders, registrations, qualifications, or filings of or with any Governmental Authority or stock exchange required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, and the consummation of the transactions contemplated hereby, including, without limitation, those required under Applicable Securities Laws and the rules and regulations of the Exchanges.
(r)No Material Defaults.     Neither the Company nor any of the Subsidiaries is (i) in violation of its articles or by-laws or similar organizational documents; (ii) except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, in violation or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument evidencing debt to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries are subject (each, a “Material Agreement” and, collectively, the “Material Agreements”); or (iii) except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, in violation of any Applicable Law, except in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. The Company has filed all Material Agreements on SEDAR+ pursuant to Canadian Securities Laws that are required to be filed by the Company as “material contracts” pursuant to Section 12.2 of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”). To the Company’s knowledge, no other party under any Material Agreement is in violation or default in any respect thereunder where such violation or default would have a Material Adverse Effect. For purposes of this Agreement, “Applicable Laws” means, in relation to any person or persons, the Applicable Securities Laws and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or license, or any judgment, order, decision, ruling, award, policy or guidance document, of any Governmental Authority that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities.
(s)Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the statements of operations, comprehensive loss, cash flows and shareholders’ equity of the Company and its consolidated subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and the Exchange Act and Canadian Securities Laws in all material respects and in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved, except (i) the unaudited, interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission and (ii) as otherwise disclosed therein. The other financial and statistical data with respect to the Company contained or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package that are not included or incorporated by reference; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Prospectuses and the Disclosure Package; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission and Canadian Securities Laws) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. There are no “significant acquisitions” (within the meaning of NI 51-102) or “significant probable acquisitions” (within the meaning of National Instrument 44-101 – Short Form Prospectus Distributions and Section 10.2(2) of Form 44-101F1) for

which the Company is required, pursuant to Canadian Securities Laws, to file a business acquisition report under NI 51-102.
(t)Proceedings Absence. No action, suit, investigation or proceeding by or before any Governmental Authority, domestic or foreign, involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened, that if determined adversely would result in a Material Adverse Effect, except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package. The aggregate of all pending legal, regulatory or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, the Prospectuses and the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect and there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required to be disclosed under the Applicable Securities Laws other than as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package (and any amendment or supplement thereto).
(u)Ownership of Property. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, (i) the Company and its Subsidiaries are the legal and beneficial owners of, or have the right to acquire, and have good and marketable title to, the concessions, tenements, claims, properties, business, and assets held by them (the “Properties”), inclusive of all Material Properties, free and clear of all encumbrances whatsoever other than security interests under relevant joint venture agreements or such encumbrances that do not materially interfere with the use made or currently planned to be made of such Properties by the Company and its Subsidiaries. The Company and its Subsidiaries have all necessary prospecting, exploration, development, production, ingress, egress, access and surface rights, mining and mineral rights, licenses, leases, permits, consents, approvals, and authorizations with respect to their current conduct on the Properties (the “Mining Rights”), all of which are valid, subsisting, in good standing, and enforceable in accordance with their respective terms, and have been validly located and recorded in accordance with all applicable laws except for those Mining Rights the failure of which to possess would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. Any and all agreements pursuant to which the Company, a Subsidiary, or a Joint Venture Entity holds or will hold any such interest in property, business, or assets are in good standing and in full force and effect in all material respects according to their terms, and the Properties are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated except, in each case, where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, (i) there are no unrecorded encumbrances on the Properties, business, or assets in which the Company has or will have a direct or indirect economic interest except for the rights of Joint Venture Entities applicable to such Properties, business, or assets or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no other property rights or Mining Rights, other than permits to be acquired in the ordinary course, are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted or as contemplated to be conducted as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, and the Company knows of no claim or basis for any claim that could materially adversely affect the right of the Company or its Subsidiaries to use, transfer, access, or otherwise exploit such Mining Rights or the Properties, except to the extent that any such claim would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) except as disclosed in the Registration Statement, Prospectuses and the Disclosure Package, the Company and its Subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license fee, milestone payment or similar payment to any person with respect to the Mining Rights or the Properties, other than mineral claim fees; (iv) other than as set forth in relevant partnership, shareholder and/or joint venture agreements or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no outstanding options, rights of first refusal, pre-emptive or contractual rights, or other agreements, options, rights or privileges (whether present or future, contingent or absolute, pre-emptive or contractual) capable of becoming an agreement, which entitle any person or entity to acquire any of the rights, title or interests in the Properties or the Mining Rights or minerals produced thereon, or to require the Company or any of its Subsidiaries to sell, transfer or otherwise dispose of any such rights, title or interests; (v) the Company and its Subsidiaries (including through Joint Venture Entities, as applicable) hold the Mining Rights under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and its Subsidiaries to access, explore, develop, mine, and exploit the mineral deposits relating thereto and otherwise to conduct the business of the Company and its Subsidiaries as currently conducted, except where the failure thereof would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company expects that any additional Mining Rights required to carry out the Company’s and its Subsidiaries’ currently planned business activities will be obtained in the ordinary course; and (vi) all such Mining Rights have been validly located and recorded in accordance with all applicable laws and are valid, in good standing and enforceable in accordance with their respective terms, and neither the Company nor any of its Subsidiaries is in default of any of the provisions of any such Mining Rights, including by way of failure to fulfill any payment or work obligation thereunder, nor has any such default been alleged, except to the extent that any such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has undertaken an asset analysis in respect of the Material Properties, including all technical data and information, and has not found any material asset impairment and does not anticipate making any write downs in respect of the Material Properties, or any parts thereof. The description of the mineral properties or other forms of real property interests set out in the Registration Statement, the Prospectuses and the Disclosure Package constitutes an accurate description of the Material Properties in all material respects, and describes all material interests held by the Company and its Subsidiaries.
(v)Title to Real and Personal Property. The Company and each of its Subsidiaries, directly or indirectly, owns, leases, or otherwise has contractual or proprietary rights to all real and personal properties, assets, and interests necessary for the conduct of its operations as presently conducted or as contemplated to be conducted as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package. The Company, its Subsidiaries, and, as applicable, its Joint Venture Entities, have good and marketable title to all real property owned by them in fee simple, defensible title to all unpatented mining claims owned by them (subject, as applicable, to the paramount title of the United States), and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, royalties, overriding royalties, net profits interests, or other burdens, charges, or defects of any kind (including mining, zoning, use, or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing, or use of such property in the business of the Company and its Subsidiaries), except (i) as described in the Registration Statement, the Prospectuses and the Disclosure Package, or (ii) such liens, encumbrances, and defects as would not, individually or in the aggregate, have a Material Adverse Effect. Any real property and buildings held under lease or similar rights by the Company, its Subsidiaries, or Joint Venture Entities are held under valid, subsisting, and enforceable leases or agreements, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, its Subsidiaries, or Joint Venture Entities. Except as described in the Registration Statement, the Prospectuses and the Disclosure Package, the Company, its Subsidiaries, or Joint Venture Entities hold either freehold title, mining leases, mining concessions, mining claims, mineral claims, exploration permits, participating interests, or other conventional property, proprietary, or contractual interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Company, its Subsidiaries, or Joint Venture Entities have an interest, under valid, subsisting, and enforceable title documents or other recognized and enforceable agreements, contracts, or instruments, sufficient to permit the Company, its Subsidiaries, or Joint Venture Entities to explore, develop, mine, and exploit the minerals relating thereto. Except as described in the Registration Statement, the Prospectuses and the Disclosure Package, all property, leases, claims, or rights in which the Company, any Subsidiary, or any Joint Venture Entity has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, with only such exceptions as do not materially interfere with the current use made by the Company, its Subsidiaries, or Joint Venture Entities of such properties, leases, or claims, or where the failure to be so would have a Material Adverse Effect. The Company, its Subsidiaries, and Joint Venture Entities have all necessary surface rights, access rights, and other necessary rights and interests relating to the properties in which the Company, its Subsidiaries, or Joint Venture Entities have an interest as described in the Registration Statement, the Prospectuses and the Disclosure Package, granting the Company, its Subsidiaries, or Joint Venture Entities the right and ability to explore, access, develop, construct, mine, and exploit minerals, ore, and metals for development purposes, as are appropriate in view of the rights and interests therein, with only such exceptions as do not materially interfere with the use made by the Company, its Subsidiaries, or Joint Venture Entities of the rights or interests so held or where the failure to have would have a Material Adverse Effect. Each of the proprietary interests or rights and each of the documents, contracts, agreements, instruments, arrangements, or understandings and obligations relating thereto referred to above is currently in good standing in all respects in the name of the Company, a Subsidiary, or a Joint Venture Entity, except where the failure to be so would have a Material Adverse Effect. To the Company’s knowledge, there are no unrecorded encumbrances on the properties, business, or assets in which the Company, its Subsidiaries, or Joint Venture Entities have a direct or indirect economic interest, except for the rights of Joint Venture Entities applicable to such properties, business, or assets or as would have a Material Adverse Effect. The Company is not aware of any claim or basis for any claim that could materially adversely affect the right of the Company, any Subsidiary, or any Joint Venture Entity to use, transfer, or otherwise exploit such property rights, nor of any reason that it is not or would not be entitled to do all of the exploration, development, mining, and exploitation activities contemplated in the Registration Statement and the Prospectuses. There are no expropriations or similar proceedings or any material challenges to title or ownership, actual or, to the Company’s knowledge, threatened, of which the Company, any Subsidiary, or any Joint Venture Entity has received notice against any Material Property.
(w)Mineral Reserves and Resources. With respect to information disclosed in the Registration Statement, the Prospectuses and the Disclosure Package: (i) all material assumptions underlying the Company’s mineral resource estimates, estimated economic parameters, and economic analysis have, to the knowledge of the Company, been determined to be reasonable and appropriate, and the estimates of mineral reserves and mineral resources, estimated economic parameters, and economic analysis, as described in the Registration Statement, the Prospectuses and the Disclosure Package, have been prepared by the Company and its consultants in accordance with methods generally applied in the mining industry and conform, in all material respects, to the requirements of the Applicable Securities Laws; (ii) the mineral reserve and mineral resource estimates have been prepared in accordance with Subpart 1300 of Regulation S-K under the Act (“SK-1300”) and the National

Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) by or under the supervision of a “qualified person” as defined in SK-1300 or NI 43-101, as applicable; and (iii) the methods used in estimating the Company’s mineral reserves and mineral resources are in accordance with accepted mineral reserve and mineral resource estimation practices.
(x)Independent Auditor. The accountants whose report(s) appear in the U.S. Prospectus or are incorporated by reference into the Registration Statement, the Prospectuses and the Disclosure Package, are and, during the periods covered by such report(s), were independent registered public accounting firms within the meaning of the Act and the Public Company Accounting Oversight Board (United States).
(y)Cybersecurity. The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all Personal Data (as defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended, (iii) any “personal information” as defined by the California Consumer Privacy Act, as amended by the California Privacy Rights Act of 2020 (collectively, “CCPA”), (iv) any “personal information” as defined by the Personal Information Protection and Electronic Documents Act (Canada), as amended (“PIPEDA”), and any applicable provincial privacy legislation (collectively, “Canadian Privacy Laws”) and (v) any other piece of information subject to Privacy Laws (as defined below). To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except as would not reasonably result in a Material Adverse Effect. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes, including without limitation PIPEDA and applicable Canadian Privacy Laws (in each case to the extent applicable to the Company and its Subsidiaries), and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.
(z)Compliance with Data Privacy Laws. The Company and its Subsidiaries are in material compliance with all applicable provincial, territorial, state and federal data privacy and security laws and regulations, including without limitation PIPEDA, CCPA and applicable Canadian Privacy Laws (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policies have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, except, in each case, as would not result in a Material Adverse Effect.
(aa)Market Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(ab)Environmental Law Compliance. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package:
(ac)(i) each of the Company, the Subsidiaries and the Joint Venture Entities is in compliance in all material respects with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, bylaws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency relating to the protection of the environment, occupational health and safety (as it relates to exposure to Hazardous Substances) or the processing, generation, use, treatment, storage, disposal, discharge, transport, or handling of any Hazardous Substances (the “Environmental Laws”). “Hazardous Substances” means any pollutants, contaminants, chemicals or industrial, toxic, radioactive or hazardous wastes or substance, including any uranium or derivatives thereof, defined or regulated under any Environmental Laws;
(ad)(ii) each of the Company, the Subsidiaries and the Joint Venture Entities has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as of the date hereof for the operation of the businesses carried on by the Company and the Subsidiaries and the Joint Venture Entities, other than those Environmental Permits that are routine in nature and anticipated to be obtained in the ordinary course or where the failure to have such Environmental Permits would not have a Material Adverse Effect; each Environmental Permit is valid, subsisting and in good standing; neither the Company nor the Subsidiaries or the Joint Venture Entities is in material default or breach of any Environmental Permit; and no proceeding is pending or, to the Company’s knowledge, threatened, to revoke or materially and adversely modify any Environmental Permit;
(ae)(iii) each of the Company, the Subsidiaries and the Joint Venture Entities, is in compliance in all material respects with all Environmental Laws and Environmental Permits with respect to the processing, generation, use, treatment, storage, discharge, transport, disposal and handling of Hazardous Substances;
(af)(iv) none of the Company, the Subsidiaries or the Joint Venture Entities has received any notice of, or been prosecuted or sued for an offence, violation or claim alleging, material non-compliance with or material liability under any Environmental Law and neither the Company nor the Subsidiaries has settled any allegation of material non-compliance with, or material liability under, any Environmental Law short of prosecution, which settlement includes any material ongoing obligations of the Company, the Subsidiaries or the Joint Venture Entities. There are no orders or directions or settlements relating to environmental matters requiring any material work, repairs, construction or capital or other expenditures to be made with respect to any of the assets or operations of the Company or the Subsidiaries nor has the Company or the Subsidiaries received notice of any of the same which has not been addressed;
(ag)(v) none of the Company, any Subsidiary or any Joint Venture Entity has received any notice wherein it is alleged or stated that the Company or a Subsidiary is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws, in each case that would reasonably be expected to result in material liability of the Company or a Subsidiary;
(ah)(vi) none of the Company, any Subsidiary or any Joint Venture Entity has received any outstanding request for information in connection with any federal, provincial, state, municipal or local inquiries as to transportation of Hazardous Substances or sites used for the disposal of Hazardous Substances and, to the Company’s knowledge, there are no environmental audits, evaluations, assessments, studies or tests being conducted by any federal, provincial, municipal or local authority in connection with Environmental Laws except for audits, evaluations, assessments, studies or tests conducted in the ordinary course; and
(ai)(vii) the Company, each of the Subsidiaries and each of the Joint Venture Entities is in compliance in all material respects with all applicable workers’ compensation and health and safety and workplace laws, regulations and policies.

(aj)Compliance with Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada) and applicable rules and regulations thereunder, and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of the Subsidiaries with respect to Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
(ak)No Unlawful Payments. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective directors or officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of Applicable Laws) or made any contribution or other payment to any official of, or candidate for, any federal, state, provincial, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any Applicable Law or of the character required to be disclosed or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the Act or Canadian Securities Laws to be described or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the rules of FINRA (or Canadian equivalent thereof) to be described or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package that is not so described; (iv) except as disclosed or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Shares or to make any payment of funds to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Subsidiary nor to the Company’s knowledge, any director, officer, employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Applicable Law (including, without limitation, the Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Public Officials Act (Canada)).
(al) No Conflicts with Sanctions Laws. (i) The Company represents that, neither the Company nor any of the Subsidiaries nor to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is a government, individual, or entity (for purposes of this Section 1(ee), “Member”) that is, or is owned 50% or more or controlled by a Member that is:
(am)(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Office of the Superintendent of Financial Institutions (Canada), or pursuant to the Special Economic Measures Act (Canada) or other relevant sanctions authority or Applicable Laws, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (collectively, “Sanctions”), nor
(an)(B) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea, and the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions of Ukraine).
(ao)(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture Entity or other Member:

(ap)(A) to fund or facilitate any activities or business of or with any Member or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(aq)(B) in any other manner that will result in a violation of Sanctions by any Member (including any Member participating in the offering, whether as underwriter, advisor, investor or otherwise).
(ar)(iii) The Company represents that, except as disclosed or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, since April 24, 2019, it has not engaged in and is not now engaged in any dealings or transactions with any Member, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except to the extent such dealings (A) were licensed or otherwise authorized under such Sanctions or (B) did not and do not result in a violation of any Sanctions by the Company.
(as)Accounting and Disclosure Controls. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, the Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as described in the Registration Statement, the Prospectuses and the Disclosure Package, the Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and 15d-15 of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(at)Canadian Disclosure Controls. The Company maintains disclosure controls and procedures and internal control over financial reporting, in each case on a consolidated basis and as such terms are defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators (“NI 52-109”). The Company’s disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings and other reports filed or submitted by it under applicable Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified under such laws and is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Company’s generally accepted accounting principles. The Company’s certifying officers have evaluated, or caused to be evaluated under their supervision, the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the annual filings for the fiscal year most recently ended (such date, the “Evaluation Date”), and the Company has disclosed in its annual report on Form 10-K for the fiscal year ended December 31, 2025 the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures as of the Evaluation Date, as required by NI 52-109. The Company has disclosed in its annual report on Form 10-K for the fiscal year ended December 31, 2025 any material weakness relating to design or operation of internal control over financial reporting existing at the end of the period covered by the annual filings, including the unremediated material weakness in internal control over financial reporting disclosed in its annual report on Form 10-K for the fiscal year ended December 31, 2025. Except for such disclosed material weakness, there are no material weaknesses relating to the design or operation of the Company’s internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information, and there are no reportable deficiencies in the Company’s disclosure controls and procedures. Since the Evaluation Date, there has been no change in the Company’s disclosure controls and procedures or internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures or internal control over financial reporting.
(au)Sarbanes-Oxley Act. There has been no failure on the part of the Company or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and NI 52-109 and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) and each certifying officer of the Company (or each former certifying officer of the Company) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission and as required to be made and filed by NI 52-109, as applicable. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and “certifying officer” shall have the meanings given to such term in NI 52-109.
(av)No Pre-emptive Rights. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued Common Shares or any other agreement or option, for the issue or allotment of any unissued Common Shares or any other security convertible into or exchangeable for any such Common Shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares, other than, for greater certainty, pursuant to the shareholder rights plan of the Company, any employee benefit, incentive or stock option or purchase or similar plans of the Company and any directors’ compensation plan.
(aw)Exchange Registration. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are accepted for trading on Nasdaq under the symbol “EU” and the TSXV under the symbol “EU”, and the Company has taken no action designed to terminate the registration of the Common Shares under the Exchange Act or delisting the Common Shares from either of the Exchanges, nor, except as disclosed or included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, has the Company received any notification that the Commission, the Canadian Qualifying Authorities or either of the Exchanges is contemplating terminating such registration or listing. Except as disclosed or included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, the Company has complied in all material respects with the applicable requirements of the Exchanges for maintenance of inclusion of the Common Shares thereon.
(ax)Labor Disputes. There is not currently any labor disruption of the Company, any Subsidiary or any Joint Venture Entity that would have a Material Adverse Effect.
(ay)Intellectual Property. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, the Company and the Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.
(az)Insurance. The Company, each of its Subsidiaries, and each of the Joint Venture Entities maintain insurance covering their properties, operations, personnel, and businesses that the Company reasonably deems adequate. Such insurance insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and in accordance with customary industry practice, other than as described in the Registration Statement, the Prospectuses and the Disclosure Package; all such insurance is fully in force on the date hereof. There are no claims by the Company, any of its Subsidiaries, or any Joint Venture Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, which would have a Material Adverse Effect. Neither the Company nor any such Subsidiary or Joint Venture Entity has been refused any insurance coverage sought or applied for which the failure of which to receive would have a Material Adverse Effect. The Company has no reason to believe that it, any of its Subsidiaries, or any Joint Venture Entity will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not be reasonably expected to have a Material Adverse Effect on the Company.

(ba)Taxes. The Company and each of the Subsidiaries have filed all federal, state, provincial, local and foreign tax returns which have been required to be filed, which such tax returns are correct and complete in all material respects, and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state, provincial or other governmental tax deficiency, penalty or assessment which has been asserted or threatened in writing against it which would have a Material Adverse Effect.
(bb)Dividends. Except as may be restricted by Applicable Laws, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiaries’ equity securities or from repaying to the Company or any other Subsidiaries any amounts that may from time to time become due under any loans or advances to such Subsidiaries from the Company or from transferring any property or assets to the Company or to any other Subsidiaries.
(bc)Indigenous Claims. Other than as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there are no claims or actions with respect to aboriginal or indigenous or similar rights against or affecting the Company, any Subsidiary or any Joint Venture Entity, or pending or, to the Company’s knowledge, threatened, including with respect to any of the Material Properties, or in respect of any of the other properties in which the Company has an economic interest. Other than as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, to the Company’s knowledge, there are no material land entitlement claims or aboriginal land claims that have been asserted and no legal actions relating to aboriginal or community issues that have been instituted with respect to such properties, and no material dispute in respect of such properties with any local or aboriginal or indigenous group exists or, to the Company’s knowledge, is threatened or imminent with respect thereto or activities thereon. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, no dispute between the Company and any local, aboriginal or indigenous group exists, or to the Company’s knowledge, is threatened or imminent with respect to any of the Company’s properties or exploration and development activities that could reasonably be expected to have a Material Adverse Effect.
(bd)Mining Operations. All mineral exploration activities on the properties of the Company, any Subsidiary or to the Company’s knowledge, any Joint Venture Entity have been conducted in all material respects in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws and regulations have been duly complied with except where the failure to so conduct operations could not reasonably be expected to have a Material Adverse Effect.
(be)Technical Reports. The Company is in material compliance with the provisions of SK-1300 and NI 43-101 and has filed all technical reports in respect of its properties required thereby. The technical reports incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package are the only technical reports in respect of the Material Properties currently required and in effect (collectively, the “Technical Reports”). The Technical Reports continue to remain current pursuant to and comply in all material respects with the requirements of SK-1300 and NI 43-101 as applicable to such Technical Reports, and there is no new material scientific or technical information concerning the Material Properties since the effective date of the applicable Technical Report that would require a new technical report in respect thereof to be issued under SK-1300 or NI 43-101. The Company and its Subsidiaries made available to the authors of the Technical Reports, prior to the issuance thereof, for the purpose of preparing such reports, all information requested by them and none of such information contained any material misrepresentation at the time such information was provided. The scientific and technical information disclosed in the Registration Statement, the Prospectuses and the Disclosure Package, including the estimates of the mineral resources and mineral reserves of the Material Properties, has been prepared and disclosed in accordance with SK-1300 and NI 43-101 and has been reviewed by a “qualified person” (within the meaning of SK-1300 and NI 43-101) as required under SK-1300 and NI 43-101. All material assumptions underlying such mineral resource and mineral reserve estimates, estimated economic parameters, and economic analysis are, to the knowledge of the Company, reasonable and appropriate and the information upon which such estimates of mineral resources and mineral reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.
(bf)Physical Uranium. The physical uranium purchased by the Company and reflected on the financial statements of the Company is stored at facilities that are licensed in accordance with the laws of the jurisdiction in which the storage facility is located for the handling and storage of physical uranium and to the Company’s knowledge, the owners and operators of such storage facilities are in compliance in all material respects with all applicable laws relating to the storage of the physical uranium held for the account of the Company. The Company has entered into uranium storage agreements with each of the operators of such uranium storage facilities and (i) the Company is in material compliance with its obligations under these agreements, and (ii) the Company is not aware of any material non-compliance or violation by the operators of each respective agreement.
(bg)Statistical, Industry-Related and Market-Related Data. Any statistical, market and industry-related data included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package is based on or derived from sources which the Company reasonably believes are reliable and accurate in all material respects.
(bh)Reporting Issuer and Exchange Status. The Company is a “reporting issuer” in each of the Canadian Reporting Jurisdictions, not included in a list of defaulting reporting issuers maintained by the Canadian Qualifying Authorities and in particular, without limiting the foregoing, and as of the date hereof, the Company is in compliance in all material respects with its obligations to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company which has occurred and with respect to which the requisite news release has not been disseminated or material change report, as applicable, has not been filed with the Canadian Qualifying Authorities. The Company is in compliance in all material respects with the by-laws, rules and regulations of each of the Exchanges. For purposes of this Agreement, “Canadian Reporting Jurisdictions” means Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island, Québec, Saskatchewan and the Yukon.
(bi)Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agents pursuant to this Agreement.
(bj)Related Parties. Except as disclosed in the Registration Statement, the Prospectuses and the Disclosure Package:
(bk)(1)    neither the Company nor any Subsidiary owes any monies to or has any present loans to, or borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any person not dealing at “arm’s length” (as such term is defined in Section 251(1) of the Income Tax Act (Canada)) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of its business;
(bl)(2)    except usual employee or consulting arrangements made in the ordinary and normal course of business, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any officer, director, employee, shareholder or any other person not dealing at arm’s length with it; and
(bm)(3)    none of the directors, officers or employees of the Company, any known holder of more than ten percent (10%) of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons has had any material interest, direct or indirect, in any material transaction with the Company or any Subsidiary, or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Company, any Subsidiary or their respective businesses.
(bn)Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).
(bo)Forward-Looking Information. No forward-looking statement within the meaning of Section 27A of the Act and Section 21E of the Exchange Act and no forward-looking information within the meaning of Section 1.1(1) of NI 51-102 contained or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(bp)[Reserved]

(bq)Actively Traded. The Common Shares are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(br)Company is not a “Controlled Foreign Corporation”. To the Company’s knowledge, based solely upon the record ownership of shares, and without regard to the beneficial ownership of shares held in street name, and any indirect or constructive ownership by U.S. Persons pursuant to Section 958 of the Internal Revenue Code of 1986, as amended (the “Code”), not actually disclosed to the Company, the Company is not a “controlled foreign corporation,” as such term is defined in the Code.
(bs)Pension Plans. Neither the Company nor any of its Subsidiaries has or maintains a “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended);
(bt)Outbound Investment Security Program. The Company is not a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. The Company does not currently engage, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any Joint Venture Entity that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.
2.Sale and Delivery of the Shares.
(a)Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Lead Agents agree that the Company may issue and sell through the Lead Agents, as sales agents for the Company, the Shares (an “Agency Transaction”) as follows:
(i)The Company may, from time to time during the term of this Agreement, propose to the applicable Lead Agent the terms of an Agency Transaction by means of a telephone call or form of written electronic communication (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from at least one of the individuals listed as an authorized representative of the Company on Schedule 2 hereto as may be amended from time to time by written notice to each of the parties hereto (each, an “Authorized Company Representative”), such proposal to include, among other parameters permitted in accordance with this Agreement: the trading day(s) for Nasdaq or TSXV (which may not be a day on which Nasdaq or the TSXV, as applicable, is closed or scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number or value of Shares that the Company wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”). The Agency Transaction Notice shall be effective upon delivery to the applicable Lead Agent unless and until (A) the applicable Lead Agent in its sole discretion declines to accept the terms contained therein and does not confirm promptly in accordance with Section 2(a)(ii), (B) the entire amount of the Shares under the Agency Transaction Notice has been sold, (C) the Company suspends or terminates the Agency Transaction Notice in accordance with the notice requirements set forth in Section 2(a)(v) or Section 7, as applicable, (D) the Company issues a subsequent Agency Transaction Notice with parameters superseding those on the earlier Agency Transaction Notice or (E) this Agreement has been terminated under the provisions of this Agreement. Notwithstanding the foregoing, the Company may not deliver an Agency Transaction Notice to a Lead Agent if the Company has delivered an Agency Transaction Notice which remains in effect to another Lead Agent, unless the Company has terminated the prior Agency Transaction Notice in accordance with the notice requirements set forth in Section 2(a)(v). The terms of an Agency Transaction shall be proposed to, and each Agency Transaction Notice shall be addressed to, the respective individuals from the applicable Lead Agent set forth on Schedule 2 hereto, as such Schedule 2 may be amended from time to time by written notice of the applicable Lead Agent to the Company (the “Authorized Agent Representatives”).
(ii)If such proposed terms for an Agency Transaction are acceptable to the applicable Lead Agent, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to the Authorized Company Representatives which delivered such Agency Transaction Notice.
(iii)Subject to the terms and conditions hereof, each Lead Agent shall, severally and not jointly, use its commercially reasonable efforts, consistent with its normal trading and sales practices and in accordance with applicable law and regulations, to sell all of the Shares designated in, and subject to the terms of, an Agency Transaction Notice. The applicable Lead Agent shall not sell any Share at a price lower than the Floor Price. The Company acknowledges and agrees with the Agents that (x) there can be no assurance that a Lead Agent will be successful in selling all or any of such Shares or as to the price at which any Shares are sold, if at all, (y) no Lead

Agent shall incur any liability or obligation to the Company or any other person or entity if they do not sell any Shares for any reason other than a failure by the Lead Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (z) no Lead Agent shall be under any obligation to purchase any Shares on a principal basis pursuant to this Agreement. Each of the U.S. Agents, severally (and not jointly), covenants and agrees with the Company that (i) it shall not, directly or indirectly, advertise or solicit offers to purchase or sell Shares in Canada, and (ii) it shall not sell Shares on any “marketplace” (as defined under Canadian Securities Laws) in Canada. For the avoidance of doubt, none of the U.S. Agents is acting as an agent or underwriter of the Shares in the Canadian Qualifying Jurisdictions and no action on the part of any of the U.S. Agents in its capacity as an Agent of the offering of the Shares in the United States is intended to create any impression or support any conclusion that it is acting as an agent or underwriter of the Shares in the Canadian Qualifying Jurisdictions.
(iv)The Canadian Lead Agent hereby covenants and agrees that, if and when the Canadian Lead Agent has received an Agency Transaction Notice that has not been suspended or terminated in accordance with the terms hereof, the Canadian Lead Agent will prudently and actively monitor the market’s reaction to trades made on any marketplace pursuant to this Agreement in order to evaluate the likely market impact of future trades, and that, if the Canadian Lead Agent has concerns as to whether a particular sale contemplated by an Agency Transaction Notice may have a significant effect on the market price of the Shares, the Canadian Lead Agent will, upon receipt of the applicable Agency Transaction Notice, recommend to the Company against effecting the trade at that time or on the terms proposed.
(v)The Company may, acting through at least one Authorized Company Representative, or the applicable Lead Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares or terminate an Agency Transaction Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice, including the parties’ obligations set forth under Section 2(a)(x). Notwithstanding any other provision of this Agreement, during any time period (the “No Trade Period”) in which either the Company is in possession of “material non-public information” or has knowledge of a “material change” or “material fact” with respect to the Company or the Shares which has not been generally disclosed or the Company has imposed a trading blackout period pursuant to its internal policies and procedures, the Company agrees that (i) it will not deliver an Agency Transaction Notice to any Lead Agent and (ii) it will terminate any Agency Transaction Notice that was previously delivered to any Agent. For greater certainty, at any time while an Agency Transaction Notice is pending or effective (and not currently suspended), the Company shall promptly notify the Lead Agents of the commencement of a No Trade Period and suspend any further sale of Shares under the Agency Transaction Notice until the end of the No Trade Period.
(vi)[Reserved]
(vii)The applicable Lead Agent, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than by methods permitted by law including (A) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectuses in accordance with Rule 153 under the Act and meet the definition of an “at-the-market distribution” under Rule 415(a)(4) under the Act, and/or (B) such transactions that constitute an “at-the-market distribution” under NI 44-102 and which comply with the rules and policies of the Exchanges, including, without limitation, (i) as sales made directly on Nasdaq and the TSXV, or on any “marketplace” (as such term is defined in National Instrument 21-101 – Marketplace Operation); (ii) as block transactions, provided, however, that any block transactions will be completed in compliance with the rules and policies of the Canadian Securities Administrators and the TSXV applicable to “at-the-market distributions” as well as all applicable rules of the Universal Market Integrity Rules promulgated by Canadian Investment Regulatory Organization; and (iii) as otherwise agreed to among the relevant parties. Each of the U.S. Agents, severally (and not jointly), covenants and agrees with the Company that (i) it shall not, directly or indirectly, advertise or solicit offers to purchase or sell Common Shares in Canada, and (ii) it shall not sell Common Shares on the TSXV or any marketplace in Canada. Each of the Canadian Agents, severally (and not jointly), covenants and agrees with the Company that (i) it shall not, directly or indirectly, advertise or solicit offers to purchase or sell Common Shares in the United States, and (ii) it shall not sell Common Shares on the Nasdaq or any marketplace in the U.S. For the avoidance of doubt, none of the U.S. Agents is acting as an agent or underwriter of the Common Shares in the Canadian Qualifying Jurisdictions and no action on the part of any of the U.S. Agents in its capacity as an Agent of the offering of the Common Shares in the United States is intended to create any impression or support any conclusion that it is acting as an agent or underwriter of the Common Shares in the Canadian Qualifying Jurisdictions.
(viii)The Canadian Lead Agent agrees that it shall not, in connection with the distribution of the Shares in an “at-the-market distribution” under NI 44-102, engage in any transactions that are intended to stabilize or maintain the market price of the Common Shares, including selling an aggregate number of Shares that would result in the Canadian Lead Agent creating an over-allocation position in the Common Shares.
(ix)The compensation to the Lead Agents for sales of the Shares in an Agency Transaction shall be agreed upon by the Company and the Lead Agents from time to time but shall not exceed two and a quarter percent (2.25%) of the gross offering proceeds of the Shares sold in such Agency Transaction, which amount shall be paid in the same currency as the sale of the Shares to which it relates. The applicable Lead Agent shall provide written confirmation to the Company (which may be provided by email to at least one of the Authorized Company Representatives) following the close of trading on each Trading Day and no later than the opening of the Trading Day immediately following the Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares and the average price of Shares sold on such Trading Day (showing the number and the average price of Shares sold on the TSXV, on Nasdaq or on any other “marketplace”), (ii) commission payable by the Company to the Lead Agents with respect to such sales (which commission shall be paid in the same currency as the sale of the Shares to which such commission pertains) and (iii) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).
(x)Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the first Trading Day or such other day as is industry practice for regular-way trading following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the applicable Lead Agent in Agency Transactions for settlement on such date shall be issued and delivered by the Company to the applicable Lead Agent against payment by the applicable Lead Agent to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the applicable Lead Agent’s or its designee’s account (provided that the applicable Lead Agent shall have given the Company written notice of such designee prior to the relevant Settlement Date) at CDS Clearing and Depository Services Inc. through its CDSX system for Shares sold in Canada, and at The Depository Trust Company for Shares sold in the United States, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the applicable Lead Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the applicable Lead Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default; provided, however, that without limiting Section 5 herein, with respect to (ii) above, the Company shall not be obligated to pay the applicable Lead Agent any commission, discount or other compensation on any Shares that it is not possible to settle due to: (A) a suspension or material limitation in trading in securities generally on the TSXV or Nasdaq; or (B) a material disruption in securities settlement or clearance services in the United States or Canada; or (C) failure by the applicable Lead Agent to comply with its obligations under the terms of this Agreement.
(b)[Reserved]
(c)Maximum Number of Shares. Under no circumstances shall the Company propose to any one of the Lead Agents, or any one of the Lead Agents effect, a sale of Shares in an Agency Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of Common Shares available for offer and sale under the then effective Canadian Prospectus or Registration Statement, or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized to be issued and sold from time to time pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the applicable Lead Agent in writing.
3.Agreements of the Company. The Company agrees with the Agents that:
(a)Prospectus and Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Shares is required to be delivered by the Agents under the Act, (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Canadian Base Prospectus or the Registration Statement, other than documents incorporated by reference, has been filed with any Canadian Qualifying Authority or the Commission and/or has become effective or where a Receipt has been issued therefor, as applicable, or any subsequent supplement to the U.S. Prospectus or the Canadian Prospectus has been filed (each, an “Amendment Date”) and of any request by the Commission or any Canadian Qualifying Authority for any amendment or supplement to the Registration Statement or the Prospectuses or for additional information; (ii) the Company will file promptly all reports and other documents required to be filed by it with the Commission pursuant to Rule 433(d) under the Act and with the Canadian Qualifying Authorities; (iii) the

Company will submit to the Agents a copy of any amendment or supplement to the Registration Statement or the Prospectuses (other than a copy of any documents incorporated by reference into the Registration Statement or the Prospectuses) within a reasonable period of time before the filing thereof and will afford the Agents and the Agents’ counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and (iv) the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectuses (provided that the Company shall not be required to deliver documents or information incorporated by reference into the Registration Statement or the Prospectuses if such documents are accessible from System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) or Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)) and the Company will cause (x) each amendment or supplement to the U.S. Prospectus to be filed with the Commission or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed and (y) each amendment or supplement to the Canadian Prospectus to be filed with the Canadian Qualifying Authorities as required pursuant to the Shelf Procedures or, in the case of any document to be incorporated therein by reference, to be filed with the Canadian Qualifying Authorities as required pursuant to the Canadian Securities Laws, within the time period prescribed.
(b)Notice of Stop Orders. The Company will advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission or the Canadian Qualifying Authorities of any stop order, cease trade or any order preventing or suspending the use of the Prospectuses or any Free Writing Prospectus, of any notice of objection of the Commission to the use of the form of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in the United States or the Canadian Qualifying Jurisdictions, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or the Canadian Qualifying Authorities for the amending or supplementing of the Registration Statement or the Prospectuses or for additional information relating to the Shares. If there is an Agency Transaction Notice that has been issued by the Company that has not been suspended or terminated in accordance with the notice requirements set forth in Section 2(a)(v) or Section 7, as applicable, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order, cease trade order or any order preventing or suspending the use of the Prospectuses or any Free Writing Prospectus or the suspension of any qualification for offering or sale in the United States or the Canadian Qualifying Jurisdictions, and, in the event of the issuance of any such stop order, cease trade or any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Company will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible. If there is no outstanding Agency Transaction Notice, then, if, in the Company’s determination and at the Company’s sole discretion, it is necessary to prevent the issuance of any stop order or cease trade order or have a stop order or cease trade order lifted, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order, cease trade order or any order preventing or suspending the use of the Prospectuses or any Free Writing Prospectus or the suspension of any qualification for offering or sale in the United States or the Canadian Qualifying Jurisdictions, and, in the event of the issuance of any such stop order, cease trade order or any such order preventing or suspending the use of the Prospectuses or any Free Writing Prospectus or suspending any such qualification, the Company will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible.
(c)Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Shares is required to be delivered by the Agents under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153, Rule 172 or Rule 173(a) under the Act) or the Canadian Securities Laws, the Company will comply in all material respects with all requirements imposed upon it by the Act, by the rules and regulations, or Canadian Securities Laws, as appropriate and as from time to time in force, and will file or furnish on or before their respective due dates all reports required to be filed or furnished by it with the Commission pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, if applicable, or any other provision of or under the Exchange Act or with the Canadian Qualifying Authorities pursuant to the Canadian Securities Laws, as appropriate. If during such period any event occurs of which the Company becomes aware and as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectuses to comply with the Act, the Exchange Act or the Canadian Securities Laws, or the respective rules thereunder, the Company will promptly notify the Agents to suspend the offering of Shares during such period and, if, in the Company’s determination and at the Company’s sole discretion, it is necessary to file an amendment or supplement to the Registration Statement or the Prospectuses to comply with the Act or the Canadian Securities Laws, the Company will promptly prepare and file with the Canadian Qualifying Authorities and the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request; provided, however, the Company shall not be required to furnish any documents to the Agents that are available on SEDAR+ or EDGAR.

(d)Delivery of Registration Statement and Prospectuses. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectuses (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or the Prospectuses that are filed with the Commission or Canadian Qualifying Authorities during the period in which a prospectus relating to the Shares is required to be delivered by the Agents under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein) or by the Canadian Qualifying Authorities (including all documents filed with the Canadian Qualifying Authorities during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request; provided, however, the Company shall not be required to furnish any documents to the Agents that are available on SEDAR+ or EDGAR.
(e)Company Information. The Company will furnish to the Agents such information in its possession as is reasonably requested by the Agents as necessary or appropriate to fulfil their obligations as agents pursuant to this Agreement, the Act and Canadian Securities Laws.
(f)Compliance with Blue Sky Laws. The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Agents shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise subject thereto. The Company will advise the Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof as soon as reasonably practicable.
(g)Material Non-public Information. The Company covenants that it will not issue an Agency Transaction Notice to the Lead Agents in accordance with Section 2 hereof if the Company is in possession of material non-public information regarding the Company.
(h)Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated in accordance with Section 6, the Company will pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the filing, registration and delivery of the Shares under Canadian Securities Laws and the Act and all other fees or expenses in connection with the preparation and filing of the Canadian Base Prospectus, the Canadian Prospectus Supplement, the Registration Statement, the U.S. Prospectus Supplement, and any Issuer Free Writing Prospectuses prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements to any of the foregoing, and all printing costs associated therewith, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Agents, (iii) all expenses and application fees related to the listing of the Shares on the TSXV and Nasdaq, (iv) the cost of the preparation, issuance and delivery of the Shares, (v) the costs and charges of any trustee, transfer agent, registrar or depositary, (vi) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Agents may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable and documented out-of-pocket fees and expenses of counsel for the Agents) up to an aggregate amount not to exceed $5,000, (vii) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of counsel for the Agents in connection with, securing any required review by FINRA of the terms of the sale of the Shares up to an aggregate amount not to exceed $5,000, (viii) the reasonable out-of-pocket fees, disbursements and other charges of the Agents incurred on or prior to the date hereof in connection with this Agreement, the Registration Statement and the Prospectuses, including, without limitation, the fees and disbursements of counsel to the Agents in an amount not to exceed $332,750, provided that such fees, disbursements and other charges of the Agents shall be paid upon receiving an invoice or invoices therefor from the Agents, (ix) the reasonable and documented out-of-pocket fees, disbursements and other charges of the Agents incurred in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) for which no waiver is applicable and excluding the date of this Agreement, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents in an amount not to exceed $32,500, provided that such fees, disbursements and other charges of the Agents shall be paid upon receiving an invoice or invoices therefor from the Agents; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(i)Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectuses under “Use of Proceeds”.
(j)Change of Circumstances. During the term of this Agreement, the Company will, at any time during a fiscal quarter in which the Company intends to deliver an Agency Transaction Notice to the Lead Agents to sell Shares, advise the Agents promptly after it has received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.
(k)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review requested by any of the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Agency Transaction Notice, including, without limitation, at each Representation Date or otherwise as the Agents may reasonably request, including quarterly diligence sessions, providing information and making available documents and appropriate senior corporate officers of the Company during regular business hours as any Agent may reasonably request.
(l)Clear Market. During the period beginning on the third (3rd) Trading Day immediately prior to the date on which any Agency Transaction Notice is delivered to the Agents hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to the Shares sold pursuant to such Agency Transaction Notice (or, if such Agency Transaction Notice has been terminated or suspended prior to the sale of all Shares covered by such Agency Transaction Notice, the date of such suspension or termination), the Company shall not offer to sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or warrants or other rights to acquire Common Shares or any other securities of the Company that are substantially similar to the Common Shares or permit the registration under the Act of any Common Shares or qualification of the distribution of Common Shares under a prospectus filed with any of the Canadian Qualifying Authorities, in each case without giving the Agents by written notice or by draft news release sent to the Agents (which, in each case, may be via email) at least two (2) business days’ prior to the issuance date specifying the nature and date of such proposed transaction. The foregoing sentence shall not apply to Shares to be offered and sold through Agents pursuant to this Agreement, and, notwithstanding the foregoing, the Company may, without giving any such prior notice, issue Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to any arrangement described in the Registration Statement, the Prospectuses and the Disclosure Package, including conversion of the Company’s convertible notes, a dividend reinvestment plan of the Company, any employee benefit, incentive or stock option or purchase plans or similar plans of the Company, or any directors’ compensation plan of the Company or to satisfy instruments issued pursuant to a dividend reinvestment plan of the Company, any employee benefit, incentive or stock option or purchase plans or similar plans of the Company. If notice of a proposed transaction is provided by the Company pursuant to this Section 3(l), the Agents may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents.
(m)Affirmation of Representations, Warranties, Covenants and Other Agreements. At each Time of Sale, each Settlement Date and each Amendment Date, the Company shall be deemed to have affirmed each representation and warranty of the Company contained in this Agreement (except only to the extent that any such representation is, by its express terms, limited to a specific date).
(n)Required Filings Relating to Sale of Shares. To the extent required by applicable Canadian Securities Laws and the Exchange Act, in respect of any quarter or year, as applicable, in which sales of Shares were made by the Agents under this Agreement, the Company shall set forth with regard to the most recent applicable quarter or year, as applicable, the number of Shares and the average selling price of the Shares sold through the Agents under this Agreement, the gross and net proceeds received by the Company from such sales of Shares and the compensation paid by the Company to the Agents with respect to sales of Shares pursuant to this Agreement. For so long as the Shares are listed on the TSXV, the Company will provide the TSXV with all information it requires with respect to the offering of the Shares within the timelines prescribed by the TSXV and, for so long as the Shares are listed on Nasdaq, the Company will provide Nasdaq with all information it requires with respect to the offering of the Shares within the timelines prescribed by Nasdaq.
(o)Representation Dates; Certificate. During the term of this Agreement, each time the Company (i) files the Prospectuses relating to the Shares or amends or supplements the Registration Statement or the Prospectuses relating to the Shares by means of a post-effective amendment or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectuses relating to the Shares; (ii) files or amends an annual report on Form 10-K (other than any amendment to an annual report on Form 10-K/A solely for the purpose of including the Part III information in the most recently filed annual report on Form 10-K) or annual financial statements pursuant to Canadian Securities Laws; (iii) files or amends quarterly reports on Form 10-

Q or interim financial statements pursuant to Canadian Securities Laws; or (iv) at any other time reasonably requested by the Agents (each date of filing of one or more of the documents referred to in clauses (i) through (iii) and any time of request pursuant to (iv) above shall be a “Representation Date”), the Company shall furnish the Agents with a certificate, in substantially the form attached hereto as Exhibit B, upon execution of this Agreement and within three (3) Trading Days after each Representation Date. The requirement to provide a certificate under this Section 3(o) shall be automatically waived for any Representation Date occurring at a time when no Agency Transaction Notice is pending or in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date), and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver, then before the Company delivers the Agency Transaction Notice, or the Agents sell any Shares, the Company shall provide the Agents with a certificate as set forth in this Section 3(o) dated the date of the Agency Transaction Notice are issued.
(p)Legal Opinions/Negative Assurance Letters. Upon execution of this Agreement and within three (3) Trading Days after any Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) for which no waiver is applicable, the Company shall cause to be furnished to the Agents, dated the date the opinions are so furnished and addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably:
(q)(i) the written opinion of Morton Law LLP, Canadian counsel for the Company, as described in Section 4(f), and other local Canadian counsel, as required, such opinion letters to be substantially similar to the form attached hereto as Exhibit C but modified as necessary to relate to the Prospectuses as amended and supplemented to the date of such opinion;
(r)(ii) the written opinion and a negative assurance letter of Paul Hastings LLP, U.S. counsel for the Company, as described in Section 4(f), such opinion and negative assurance letter, to be substantially similar to the forms attached hereto as Exhibit D but modified as necessary to relate to the Registration Statement and the Prospectuses as amended and supplemented to the date of such opinion and letter; or
(s)in lieu of any of such opinions, counsel last furnishing such opinion to the Agents may furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectuses as amended and supplemented to the time of delivery of such letter authorizing reliance).
(t)Title Opinions. Within three (3) Trading Days after any Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) for which no waiver is applicable, the Company shall cause to be furnished to the Agents a title opinion or report or other evidence of title acceptable to the Agents in respect of the Material Properties, provided that such opinions, reports or evidence regarding the Material Properties will not be required in respect of Representation Dates where the officer’s certificate provided under Section 3(o) has confirmed that there has been no material change to the Material Properties or material change to the ownership structure of the Material Properties since the last Representation Date.
(u)Comfort Letters. Upon execution of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) for which no waiver is applicable, the Company shall cause its auditors to furnish to the Agents a letter (the “Comfort Letter”) dated the date the Comfort Letter is delivered, in form and substance satisfactory to the applicable Agents, acting reasonably, addressed to the applicable Agents, relating to the verification of certain of the financial information relating to the Company and any subsidiaries contained in the Registration Statement and the Prospectuses, as applicable, or incorporated by reference therein, which Comfort Letter shall be based on a review having a cut-off date not more than two (2) business days prior to the date of such letter, (i) stating that such auditors are independent public accountants within the meaning of Canadian Securities Laws, the Act and the rules and regulations thereunder, and that in their opinion the audited financial statements of the Company incorporated by reference in the Registration Statement and the Prospectuses, as applicable, comply as to form in all material respects with the published accounting requirements of Canadian Securities Laws, the Act and the related rules and regulations thereunder and with the applicable accounting requirements of Canadian Securities Laws, the Act and the Exchange Act and the related published rules and regulations adopted by the Canadian Qualifying Authorities and the Commission (the first such letter, the “Initial Comfort Letter”) and (ii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectuses, as applicable, as amended and supplemented to the date of such letter.
(v)Market Activities. The Company will not, directly or indirectly, (i) take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Agents; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act or normal course issuer bids under applicable Canadian securities laws; provided, further, that no such bids or purchases shall be made by the Company during the two Trading Days before or after any sale of any Shares pursuant to this Agreement.
(w)Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that prior to the termination of this Agreement, it will not be or become required to register as an “investment company” under the Investment Company Act and the rules and regulations of the Commission promulgated thereunder.
(x)Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.
(y)Consent to the Agents’ Trading. The Company consents to the extent permitted under the Act, the Exchange Act, Canadian Securities Laws, the rules of Nasdaq and the rules of the TSXV, to the Agents trading in the Common Shares: (i) for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement; and (ii) for the Agents’ own accounts, provided that in the case of clauses (i) and (ii), by providing such consent, the Company will incur no liability on behalf of the Agents or their clients resulting from such trading activity.
(z) Actively-Traded Security. The Company shall notify the Agents promptly by an email addressed to each of the respective individuals from each of the Agents set forth on Schedule 2 attached hereto if the Common Shares cease to qualify as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule and the sales shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(aa)Permitted Free Writing Prospectuses.
(i)The Company represents and agrees that it has not made and, unless it obtains the prior written consents of the Agents, shall not make, and the Agents represent and agree that, unless they obtain the prior written consent of the Company, they shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, which is required to be retained by the Company under Rule 433 under the Act; provided that the prior written consent of the Agents hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 4 hereto. Any such free writing prospectus consented to by the Agents hereto is herein referred to as an “Issuer Free Writing Prospectus”. The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Issuer Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 under the Act and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in the Agents or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.
(ii)The Company agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectuses. In addition, no Issuer Free Writing Prospectus, if any, together with the Prospectuses, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents expressly stating that such information is intended for use therein.

(iii)The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectuses or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agents and, if requested by the Agents, will prepare and furnish without charge to the Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents expressly stating that such information is intended for use therein.
(ab) Distribution of Offering Materials. The Company has not distributed and will not distribute, during the term of this Agreement, any offering material, term sheets or “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectuses or any Issuer Free Writing Prospectus reviewed and consented to by the Agents and included in an Agency Transaction Notice, provided that the Canadian Agents, severally and not jointly, covenant with the Company not to take any action that would result in the Company being required to file with the Canadian Qualifying Authorities any “marketing materials” that otherwise would not be required to be filed by the Company, but for the action of the Canadian Agents.
4.Conditions to the Agents’ Obligations. The obligations of the Agents hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:
(a)U.S. Prospectus Supplement. The U.S. Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing and in accordance with this Agreement and no stop order, cease trade order or any order suspending the effectiveness of the Registration Statement shall have been issued and no order preventing or suspending the use of the U.S. Prospectus Supplement shall have been issued and no proceeding for any such purposes shall have been initiated or threatened by the Commission and no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares or any other securities of the Company shall have been issued.
(b)Canadian Prospectus Supplement. The Canadian Prospectus Supplement shall have been filed with the Canadian Qualifying Authorities under the Canadian Shelf Procedures and in accordance with this Agreement and all requests for additional information on the part of the Canadian Qualifying Authorities shall have been complied with to the reasonable satisfaction of the Agents and the Agents’ counsel.
(c)No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectuses and the Disclosure Package, except as described in or contemplated by the Registration Statement and the Prospectuses, there shall not have been any Material Adverse Effect.
(d)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission, the Canadian Qualifying Authorities or any other federal, state, foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement and the Prospectuses, the response to which would require any amendments or supplements to the Registration Statement or the Prospectuses; (ii) the issuance by the Commission, the Canadian Qualifying Authorities or any other Governmental Authority of any stop order, cease trade order or any order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectuses or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectuses or any document incorporated or deemed to be incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of each of the Prospectuses, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)Officers’ Certificates. The Agents shall have received the certificate required to be delivered pursuant to Section 3(o) on or before the date on which such delivery of such certificate is required pursuant to Section 3(o).
(f)Legal Opinions/Negative Assurance Letters. The Agents shall have received the opinions of counsel and negative assurance letter and title opinions to be delivered pursuant to Sections 3(p) and 3(q) on or before the date on which such delivery of such opinions or negative assurance letter or title opinions are required pursuant to Sections 3(p) and 3(q). In addition, on the date hereof, the Agents shall have also received the opinion and negative assurance letter of Sidley Austin LLP, U.S. counsel to the Agents, it being understood that counsel for the Agents and counsel for the Company may rely upon the opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations.
(g)Comfort Letters. The Agents shall have received the Comfort Letters required to be delivered pursuant to Section 3(r) on or before the date on which such delivery of such letters are required pursuant to Section 3(r).
(h)[Reserved]
(i)Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions in the United States as the Agents may reasonably request, as well as such jurisdictions outside the United States as the Agents may reasonably request, and each such qualification shall be in effect and not subject to any stop order, cease trade order or other proceeding on the relevant Representation Date.
(j) Stock Exchange Listing. The Shares shall have been duly authorized for listing on Nasdaq and the TSXV, subject only to notice of issuance at or prior to the applicable Settlement Date.
(k)Securities Act Filings Made. All filings with the Commission required by the Act and required by the Canadian Qualifying Authorities to have been filed prior to the issuance of any Agency Transaction Notice hereunder shall have been made within the applicable time period prescribed for such filing by the Act and Canadian Securities Laws.
(l) FINRA. If a filing with FINRA is required, FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.
(m)Regulation M. The Common Shares shall qualify as an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(n)Additional Certificates. The Company shall have furnished to the Agents such certificate or certificates, in addition to those specifically mentioned herein, as the Agents may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectuses or any documents filed under the Exchange Act and Canadian Securities Laws and deemed to be incorporated by reference into the Prospectuses, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents.
(o)[Reserved]
(p)Press Release. Concurrently with the execution of this Agreement, the Company shall have issued and disseminated, and filed with the Canadian Qualifying Authorities in compliance with NI 44-102, a news release (i) announcing that the Company has entered into this Agreement, (ii) indicating that the Prospectus Supplements have been or will be filed, (iii) specifying where and how a purchaser of Shares may obtain a copy of this Agreement and the Prospectus Supplements and (iv) if applicable, that the completion of the distribution of Shares would constitute a material fact or material change. Promptly after the execution of this Agreement, and in any event before any sales of Shares are made hereunder, the Company shall file this Agreement with the Canadian Qualifying Authorities in accordance with applicable Canadian Securities Laws.
5.Indemnification and Contribution.

(a)The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees, affiliates and agents of each Agent and each person, if any, who controls such Agent within the meaning of Canadian Securities Laws, the Act or the Exchange Act against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or “misrepresentation” as defined under Canadian Securities Laws contained in the Canadian Base Prospectus, the Canadian Prospectus Supplement, the Registration Statement as originally filed, the U.S. Prospectus Supplement or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with any information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in subsection (b) below.
(b)Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers, its agents, its employees and each person, if any, who controls the Company within the meaning of Canadian Securities Laws, the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the documents referred to in the foregoing indemnity. The Company acknowledges that the names of the Agents set forth on the cover page and on the back cover page of the Prospectuses and the Prospectus Supplements constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Registration Statement or the Prospectuses.
(c)If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such indemnified party shall promptly notify the indemnifying party in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others entitled to indemnification pursuant to this Section 5 that the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnified party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Agent, its affiliates, directors and officers, employees and agents, and any control persons of such Agent shall be designated in writing by the Agents and any such separate firm for the Company, its directors, its officers, its agents, its employees and any control persons of the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such amounts are being contested in good faith. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (collectively, “Losses”), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Agents, on the other, from the offering of the Shares; provided, however, that in no case shall any Agent (except as may be provided in any agreement among Agents relating to the offering of the Shares) be responsible for any amount in excess of the total discounts and commissions or any portion thereof actually received by such Agent hereunder; or (ii) if the allocation provided by the immediately preceding sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Agents, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agents shall be deemed to be equal to the total discounts and commissions received by the Agents. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.
(e)The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the Losses incurred by an indemnified party referred to above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such indemnified party in connection with any such action or claim. Notwithstanding the provisions of this paragraph (e), in no event shall any Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section 5 are several in proportion to their respective purchase obligations hereunder and not joint.
6.Termination.
(a)The Company may terminate this Agreement in its sole discretion with respect to all Agents or any Agent at any time upon giving prior written notice. The Company may update Schedules 1(I) and 1(II) from time to time to reflect the current Agents. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1 (Representations and Warranties), 3 (Agreements of the Company) (except that if no Shares have been previously sold hereunder, only Section 3(h) (Expenses)), 5 (Indemnification and Contribution), 7(b)  (Applicable Law), 7(e) (Representations and Indemnities to Survive) and 7(j) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)Any Agent may terminate its obligations under this Agreement solely with respect to such Agent in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to another party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1 (Representations and Warranties), 3 (Agreements of the Company) (except that if no Shares have been previously sold hereunder, only

Section 3(h) (Expenses)), 5 (Indemnification and Contribution), 7(b) (Applicable Law), 7(e) (Representations and Indemnities to Survive) and 7(j) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)Unless previously terminated pursuant to this Section 6, this Agreement shall remain in full force and effect until the earliest to occur of (i) termination of this Agreement pursuant to Section 6(a) or 6(b) above or otherwise by mutual written agreement of the parties and (ii) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement equals the Maximum Amount, in each case except that (x) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (y) the provisions of Sections 1 (Representations and Warranties), 3 (Agreements of the Company) (except that if no Shares have been previously sold hereunder, only Section 3(h) (Expenses)), 5 (Indemnification and Contribution), 7(b) (Applicable Law), 7(e) (Representations and Indemnities to Survive) and 7(j) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of this Agreement.
7.  Miscellaneous.
(a)No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the offer and sale of the Shares as contemplated hereby and the process leading to such transaction, the Agents owe no fiduciary duties to the Company or its affiliates, stockholders, creditors, employees or any other party; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offer and sale of the Shares as contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Agents have no obligation to disclose to the Company any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Agents, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Agents with respect to any breach or alleged breach of fiduciary duty.
(b)Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.
(c)Judgment Currency. The obligation of the Company in respect of any sum due to any Agent in United States dollars shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to such Agent hereunder, such Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Agent hereunder.
(d)Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the names and addresses of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

(e)Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 3(h) and 5 hereof shall survive the termination or cancellation of this Agreement.
(f)Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or emailed to Cantor Fitzgerald Canada Corporation, 181 University Avenue, Suite 1500, Toronto, Ontario M5H 3M7, Attention: Elan Shevel, Email: EShevel@cantor.com; Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022, Attention: (i) Capital Markets and (ii) General Counsel, Email: (i) notices-IBD@cantor.com and (ii) legal-IBD@cantor.com; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281; RBC Dominion Securities Inc., 21st Floor, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 2X8; B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Frank Pigott, General Counsel, telephone: (703) 312-1720, Email: atmdesk@brileysecurities.com; and Jett Capital Advisors, LLC, 712 Fifth Avenue, 11th Floor, New York, New York 10019, Attention: Joseph Riggio, Partner, jr@jettcapital.com; with a copy (not to constitute notice) to: Bennett Jones LLP, One First Canadian Place, Suite 3400, Toronto, Ontario M5X 1A4 Attention: James Clare, Email: clarej@bennettjones.com; and Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Daniel O’Shea, Email: doshea@sidley.com; or, if sent to the Company, will be mailed, delivered or emailed to enCore Energy Corp., One Galleria Tower 13355 Noel Rd, Suite 1700, Dallas, Texas 75240, Attention: Robbie Hudson, Email: rhudson@encoreuranium.com; with a copy (not to constitute notice) to: Morton Law LLP, 750 West Pender Street, Suite 1200, Vancouver, BC V6C 2T8 1601, Attention: Edward L. Mayerhofer, Email: elm@mortonlaw.ca; and Paul Hastings LLP, 2001 Ross Avenue, Suite 2700, Dallas, TX 75201, Attention: Charlie Haag, Email: charliehaag@paulhastings.com.
(g)Recognition of the U.S. Special Resolution Regimes.
(i)In the event that any Agent that is a Covered Entity (as defined herein) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined herein), the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii)In the event that any Agent that is a Covered Entity or a BHC Act Affiliate (as defined herein) of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined herein) under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(iii)As used in this Section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(h)Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(i)Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.
(j)Waiver of Jury Trial. Each of the Company and each of the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby or thereby.
(k)Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.
(l)Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.
(m)[Reserved]
(n)Time. Time shall be of the essence of this Agreement.
[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Agents.

Very truly yours,
ENCORE ENERGY CORP.
By:    /s/ Richard H. Little
    Name: Richard H. Little
    Title: Chief Executive Officer

Confirmed as of the date first above mentioned:

CANTOR FITZGERALD CANADA CORPORATION By: /s/ Elan Shevel Name: Elan Shevel Title: Chief Compliance Officer
CANTOR FITZGERALD & CO. By: /s/ Matthew Crawford Name: Matthew Crawford Title: Managing Director
RBC CAPITAL MARKETS, LLC By: /s/ Anthony Ianno Name: Anthony Ianno Title: Managing Director
RBC DOMINION SECURITIES INC. By: /s/ Michael Scott Name: Michael Scott Title: Managing Director B. RILEY SECURITIES, INC. By: /s/ Ernie Dahlman Name: Ernie Dahlman Title: Managing Director
JETT CAPITAL ADVISORS, LLC By: /s/ Joseph Riggio Name: Joseph Riggio Title: Partner

SCHEDULE 1(I)

U.S. AGENTS

1.Cantor Fitzgerald & Co.
2.RBC Capital Markets, LLC
3.B. Riley Securities, Inc.
4.Jett Capital Advisors, LLC

SCHEDULE 1(II)
CANADIAN AGENTS
1.Cantor Fitzgerald Canada Corporation
2.RBC Dominion Securities Inc.

SCHEDULE 2
AUTHORIZED COMPANY REPRESENTATIVES

AUTHORIZED AGENT REPRESENTATIVES
[Intentionally Omitted.]

SCHEDULE 3
(I) Material Subsidiaries

[Intentionally Omitted.]

(II) Subsidiaries
[Intentionally Omitted.]

SCHEDULE 4
ISSUER FREE WRITING PROSPECTUSES
None.

EXHIBIT A
enCore Energy Corp.
One Galleria Tower 13355 Noel Rd, Suite 1700
Dallas, Texas 75240
[_______], 20[__]
[●] / [●]
[address] / [address]
VIA EMAIL
TRANSACTION NOTICE
Ladies and Gentlemen:
The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [●] under, and pursuant to, that certain Controlled Equity OfferingSM Sales Agreement among the Company, Cantor Fitzgerald Canada Corporation, Cantor Fitzgerald & Co., RBC Capital Markets, LLC, RBC Dominion Securities Inc., B. Riley Securities, Inc. and Jett Capital Advisors, LLC dated August 13, 2026 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[_______], 20[ ], [_______], 20[ ] . . . [ ], 20[ ]

Maximum [Number]/[Value] of Shares to be Sold in the Aggregate:	[_______]

Maximum [Number]/[Value] of Shares to be Sold on each Trading Day:	[_______]

Stock exchange:	[ ]

Floor Price:	[USD/CAD][ ]

[Remainder of Page Intentionally Blank]

Very truly yours,
ENCORE ENERGY CORP.
By:
    Name:
    Title:
Accepted and agreed as of
the date first above written:
[●] / [●]

By:
Name:
Title:

EXHIBIT B
Form of Officer’s Certificate
[Intentionally Omitted.]

EXHIBIT C
Form of Initial Opinion of
Canadian Counsel to the Company
                 [Intentionally Omitted.]

C-1

EXHIBIT D
Form of Opinion of
U.S. Counsel to the Company
[Intentionally Omitted.]

D-1